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                                                                       EXHIBIT 5

                        JAECKLE FLEISCHMANN & MUGEL, LLP
                         A T T O R N E Y S  A T  L A W

     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432


                                 August 31, 1998

EastGroup Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

          Re:  EastGroup Properties, Inc.
               Registration Statement on Form S-3
               ----------------------------------

        We have acted as counsel to EastGroup Properties, Inc. ("EastGroup"), a Maryland corporation, in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), covering 1,000,000 shares of common stock, $0.0001 par value per share, of EastGroup (the "Common Stock"), which Common Stock will be sold pursuant to the terms and conditions of EastGroup's Direct Stock Purchase and Dividend Reinvestment Plan substantially in the form of EastGroup's Direct Stock Purchase and Dividend Reinvestment Plan filed as Exhibit 99 to the Registration Statement (the "Plan").

        We have examined such corporate records of EastGroup and other documents as we have deemed necessary and appropriate under the circumstances to furnish the following opinions:

        1. EastGroup is a corporation duly organized and validly existing under the laws of the State of Maryland.

        2. When the Registration Statement has become effective under the Securities Act of 1933, as amended, and the Common Stock has been sold and delivered pursuant to the terms and conditions set forth in the Plan, the Common Stock will be validly issued, fully-paid and non-assessable.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and we further consent to any and all references to our name therein.

                                   Very truly yours,

                                   JAECKLE FLEISCHMANN & MUGEL, LLP







                     Buffalo, New York - Rochester, New York